© 2016 Avaya Inc. All rights reserved. 1 Q4 FY ‘16 PRELIMINARY FINANCIAL RESULTS – October 19, 2016 • YoY growth in Contact Center and Networking products, and Cloud & Managed Services; sequential growth in Unified Communications products • Sequential and YoY increase in Adjusted EBITDA $ and %, with Adjusted EBITDA % reaching record level • Cash balance up sequentially and year-over-year • Continued focus on assessment of capital structure improvement opportunities • FY ‘16 Adjusted EBITDA in the range of ~$926M – $936M or a record ~25% of FY ‘16 revenue, up from $900M for FY ‘15 $M (Non-GAAP except Revenue and Cash) 4Q15 Actual (As Reported) 3Q16 Actual (As Reported) 4Q16 Guidance Range 4Q16 Preliminary Results Revenue $1,008 $882 $860 – $890 $945 – $955 Gross Margin % 62.0% 62.4% N/A ~61% – 62% Adj EBITDA $ $246 $223 N/A $270 – $280 Adj EBITDA % 24.4% 25.3% 26% – 28% 28% – 29% Cash Balance $323 $269 N/A ~$336 For a reconciliation of non-GAAP to GAAP financial information, please see our most recent filings at www.sec.gov. Preliminary Highlights: Exhibit 99.2

© 2016 Avaya Inc. All rights reserved. 2 Forward Looking Statements This slide contains certain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Company’s preliminary financial results for fourth fiscal quarter ended September 30, 2016. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: adjustments in the calculation of financial results for the quarter and year end, or the application of accounting principles; discovery of new information that alters expectations about fourth quarter results or impacts valuation methodologies underlying these results; accounting changes required by United States generally accepted accounting principles; and other factors affecting the Company detailed from time to time in the Company’s filings with the SEC that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, our 2015 Form 10-K filed with the SEC on November 23, 2015. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including Adjusted EBITDA and non-GAAP gross margin. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings. We believe that including supplementary information concerning Adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and Adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of Adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other advisors, resolution of certain legal matters, and a portion of our pension and post-employment benefits costs, which represents the amortization of pension service costs and actuarial gain or (loss) associated with these benefits. However, these are expenses that may recur, may vary and are difficult to predict. Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation, costs to settle certain legal matters, impairment of long lived assets, and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. The estimate of Adjusted EBITDA provided in this press release has been determined consistent with the methodology for calculating Adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015.